EXHIBIT 24
POWER OF ATTORNEY
     We, the undersigned officers and directors of The E. W. Scripps Company, an Ohio corporation (the “Company”), hereby constitute and appoint Richard A. Boehne, Timothy E. Stautberg, William Appleton, Mary Denise Kuprionis, and J. Shane Starkey as our true and lawful attorneys-in-fact and agents, each of whom may act, with full power of substitution and re-substitution, for us and in our stead, in any and all capacities to execute and file a Registration Statement on Form S-8 pursuant to the Securities Act of 1933, as amended, in order to register Class A Common Shares of the Company for issuance under the Company’s Employee Stock Purchase Plan, and all amendments to such Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing necessary or advisable to be done in connection therewith, hereby ratifying and confirming all that said attorney-in-fact and agent or substitute or substitutes may lawfully do or cause to be done by virtue hereof.
     IN WITNESS WHEREOF, this Power of Attorney (alone or in multiple counterparts all of which together shall constitute a single document) has been signed in the capacities indicated below as of June 16, 2008.

/s/ Kenneth W. Lowe	/s/ Joseph G. NeCastro

Kenneth W. Lowe President, Chief Executive Officer and Director (Principal Executive Officer)	Joseph G. NeCastro Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ William R. Burleigh	/s/ Nicholas B. Paumgarten

William R. Burleigh Chairman of the Board	Nicholas B. Paumgarten Director

/s/ John H. Burlingame John H. Burlingame Director	/s/ Jeffrey Sagansky Jeffrey Sagansky Director

/s/ David A. Galloway	/s/ Nackey E. Scagliotti

David A. Galloway Director	Nackey E. Scagliotti Director

/s/ David M. Moffett	/s/ Paul K. Scripps

David M. Moffett Director	Paul K. Scripps Director

/s/ Jarl Mohn	/s/ Ronald W. Tysoe

Jarl Mohn Director	Ronald W. Tysoe Director